UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2013 (August 9, 2013)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gibor Sport Tower (23rd Floor)

7 Menahem Begin Street

Ramat Gan, Israel 52681

(Address of Principal Executive Offices)

(972)-(3)-6222929

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

On August 9, 2013, the Board of Directors (the “Board”) of LabStyle Innovations Corp., a Delaware corporation (the “Company”), implemented an internal management restructuring to prepare the Company for the commercialization of the Company’s DarioTM product following the anticipated European approval of the product. Pursuant to the new management structure:

1.          Dr. Oren Fuerst, the Company’s Chairman and Chief Executive Officer, has assumed the newly created position of Executive Chairman. In this capacity, Dr. Fuerst will continue to act as the Company’s liaison to the investment community and will advise and consult with the Company’s senior management on the company’s intellectual property and general business strategies.

2.          Erez Raphael, the Company’s Vice President of Research and Development, has assumed the dual role of President and Chief Executive Officer of the Company and will be responsible for the overall management of the Company, including setting and overseeing the strategic goals and budgets of the company and its various departments.

3.          Shilo Ben Zeev, a co-founder of the Company and most recently its President and Chief Operating Officer, is departing the Company to pursue other business interests but is anticipated to remain as a strategic consultant to the Company over the coming months.

On August 12, 2013, the Company issued a press release announcing the foregoing management changes. A copy of such press release is filed as Exhibit 99.1 to this Current Report.

The following is certain biographical information regarding Mr. Raphael:

Erez Raphael, 40, has served as our President and Chief Executive Officer since August 9, 2013. He joined our company as Vice President of Research and Development in October 2012. Mr. Raphael has over 17 years of industry experience, having been responsible in his career for product delivery, technology and business development. Prior to joining our company in 2012, from 2010 to 2012, Mr. Raphael served as Head of Business Operations Nokia Siemens Networks, where he was responsible for establishing and implementing a new portfolio business unit directed towards marketing and sales of complimentary products. Prior to that, from 1998 to 2010, he held increasingly senior positions at Amdocs Limited (NYSE:DOX) where he was ultimately responsible for advising the Chief Technology Officer and implementing matters of overall business strategy. Mr. Raphael holds a BA in economics and business management from Haifa University.

Agreements Memorializing Management Changes

In connection with its action, the Board has delegated authority to the Compensation Committee of the Board the power to determine and approve the memorialization of the economic and other contractual arrangements with each of Dr. Fuerst, Mr. Raphael and Mr. Ben Zeev. It is expected that such arrangements will be entered into in the coming weeks.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated August 12, 2013, concerning the Company’s management changes.

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that may affect the Company's results include, but are not limited to, the actual negotiations with and performance of the executives and consultant named herein. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the results of the Company’s management restructuring discussed herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2013	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Mordechi Hershkowitz
		Name:	Mordechi (Motty) Hershkowitz
		Title:	Chief Financial Officer, Treasurer and Secretary